Exhibit 32

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of Overseas Shipholding Group, Inc. (the “Company”), hereby certifies, to the best of his knowledge and belief, that the Form 10-Q of the Company for the quarterly period ended March 31, 2024 (the “Periodic Report”) accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Periodic Report. This certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date: May 10, 2024	/s/ Samuel H. Norton
Samuel H. Norton
Chief Executive Officer

Date: May 10, 2024	/s/ Richard Trueblood
Richard Trueblood
Chief Financial Officer